Exhibit 99.1
Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

Heartland Payment Systems Reports Record Third Quarter 2015 Adjusted Earnings Per Share of $0.79
PRINCETON, N.J.--(BUSINESS WIRE)-- Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation's largest payment processors, today announced record third quarter Adjusted Net Income and Adjusted Earnings per Share of $29.7 million and $0.79, respectively, for the quarter ended September 30, 2015. Adjusted Net Income and Adjusted Earnings per Share were $24.8 million and $0.68, respectively, for the quarter ended September 30, 2014. For the third quarter of 2015, Heartland reported GAAP Net Income of $23.9 million, or $0.64 per share. Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures that are detailed at the end of this press release in the “Reconciliation of Non-GAAP Financial Measures.”
Highlights for the third quarter of 2015 include:

•
Small and Mid-Sized Enterprise (SME) transaction processing volume was an all-time quarterly record $24.5 billion, up 13.1% from the third quarter of 2014, the fifth consecutive quarter of double-digit growth

•	Quarterly Net Revenue was a record $214.6 million, up 26.7% from the third quarter of 2014, with organic net revenue growth of 11.3% for the quarter

•	Net Revenue for our Non-Payment Processing segments grew by 61% in the third quarter of 2015 including the benefit of acquisitions; excluding such acquisitions, organic net revenue grew by over 8%

•	New margin installed was an all-time record $27.7 million, a 29.5% increase from the third quarter of 2014, and the fastest rate of new margin installed growth since the fourth quarter of 2013

•	Same store sales were up 4.1% and net volume attrition was 9.1%, continuing their trend of steady improvement
Operating results for the third quarter of 2015 include:

•
Stock compensation expense of $4.4 million and acquisition-related intangible amortization of $5.1 million, increases of $1.0 million and $1.6 million, respectively, compared to the third quarter of 2014

•	Increases in sales compensation and general incentive compensation in the third quarter of 2015, both due to improved financial performance

•	There was no impact from the Company's former Leaf business in the third quarter of 2015, whereas a year ago there was a net $0.05 per share benefit to both GAAP and Adjusted Earnings

Robert O. Carr, Chairman and CEO, said, "The strong momentum in new margin installed, transaction processing and net revenue growth continues to drive record earnings. Our new business growth was outstanding this quarter, with new margin installed up nearly 30%, one of the fastest rates of new business growth in many years, and this growth was accomplished from a much higher base. Our success this quarter was driven by the growth and productivity of our sales organization, our focus on complementary acquisitions, an improvement in consumer spending, and our innovative new technologies and products, such as Heartland Secure. We also had our best operating margin in nearly two years, consistent with our expectations and a reflection of the solid operating leverage inherent in our business model. We will continue to invest in our strategy, providing small and mid-sized merchants the same best-in-class solutions as the largest merchants, to help them improve their business, while building the value of the Heartland franchise."

SME card transaction processing volume for the quarter was up 13.1% compared to the third quarter of 2014, driven by new margin installs, growth in same store sales and improved net volume attrition. SME card transaction processing volume in both the third quarters of 2015 and 2014 includes Visa, Mastercard, Discover and Amex OptBlue, the latter of which we first began including in volume in the third quarter of 2014. Our total non-card segments grew their revenue by 61% for the quarter as a result of both organic and acquisition related growth.

The Adjusted Operating Margin for the third quarter of 2015 was 24.3%, a 230 basis point improvement from the third quarter of 2014. Margin expansion primarily reflected increased operating leverage as net revenue growth remains at levels consistent with the first half of the year while the planned rate of growth of investment in security, marketing, Heartland Commerce as well as incentive compensation slowed from the pace of the first half of 2015.

For the third quarter of 2014, both GAAP and Adjusted Net Income per share include a net $0.05 per share benefit related to the former Leaf business, primarily a $3.6 million one-time gain related to the settlement of an earn out obligation. Leaf was completely wound down as of the second quarter of 2015. Since March 31, 2015, the last quarter in which cash was used for acquisitions, we have reduced total debt by $90 million.

Mr. Carr continued, “The implementation of new EMV standards, the growing adoption of integrated point-of-sale technology, heightened security concerns and continual innovation is driving the payments industry to the center of the commerce universe. This is helping broaden and deepen our relationships with the small and mid-sized merchant community who have always considered Heartland a trusted partner and who are now increasingly turning to us to help navigate the increased complexity precipitated by these changes. Through our investments in Heartland Commerce, payroll solutions, and related businesses, we are expanding the range of solutions we can offer our merchants with the ultimate goal of simplifying their lives while improving their businesses. Heartland is well positioned to prosper in an environment where our long and unparalleled legacy of small and mid-sized merchant advocacy is often the only constant in a time of rapid and unprecedented change."
FULL YEAR 2015 GUIDANCE:
For full year 2015, we expect to deliver Net Revenue growth in excess of 20%, to between approximately $810 million and $815 million, and adjusted EPS to be in the range of $2.86 - $2.89. Guidance assumes after-tax share-based compensation and acquisition-related amortization expenses reduce earnings per share by $0.65 for the year and an approximate 39% tax rate.
BOARD DECLARES QUARTERLY DIVIDEND
The Company also announced that the Board of Directors declared a quarterly dividend of $0.10 per common share payable December 15, 2015 to shareholders of record on November 24, 2015.
CONFERENCE CALL
Heartland Payment Systems, Inc. will host a conference call on October 30, 2015 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, along with the related presentation slides, please visit the Investor Relations portion of the Company's website at:
http://www.heartlandpaymentsystems.com/investor-relations/. The conference call may be accessed by calling (888)-317-6003. Please provide the operator with PIN number 5426918. The webcast will be archived on the Company's website within two hours of the live call.
About Heartland
Heartland Payment Systems, Inc. (NYSE: HPY), one of the largest payment processors in the United States, delivers credit/debit/prepaid card processing and security technology through Heartland Secure™ and its comprehensive Heartland breach warranty. Heartland also offers point of sale, mobile commerce, e-commerce, marketing solutions, payroll solutions, and related business solutions and services to more than 300,000 business and educational locations nationwide.
A FORTUNE 1000 company, Heartland is the founding supporter of the Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. Heartland also established the Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere.
Forward-looking Statements
This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2014. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact

Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW:

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Total revenues	$705,667	$600,626	$1,983,818	$1,706,768
Costs of services:
Interchange	425,572	373,372	1,194,461	1,059,241
Dues, assessments and fees	65,506	57,864	180,548	163,218
Processing and servicing	85,817	69,328	246,227	204,985
Customer acquisition costs	15,501	12,289	44,284	34,907
Depreciation and amortization	11,541	7,981	33,382	20,472
Total costs of services	603,937	520,834	1,698,902	1,482,823
General and administrative	59,216	49,381	174,212	137,241
Total expenses	663,153	570,215	1,873,114	1,620,064
Income from operations	42,514	30,411	110,704	86,704
Other income (expense):
Interest income	29	33	82	95
Interest expense	(3,647)	(2,142)	(11,178)	(4,450)
Other, net	(9)	3,581	(309)	3,869
Total other (expense) income	(3,627)	1,472	(11,405)	(486)
Income before income taxes	38,887	31,883	99,299	86,218
Provision for income taxes	15,006	11,727	37,274	34,579
Net income	23,881	20,156	62,025	51,639
Less: Net loss attributable to noncontrolling interests	—	(302)	—	(2,011)
Net income attributable to Heartland	$23,881	$20,458	$62,025	$53,650

Earnings per common share:
Basic	$0.65	$0.57	$1.69	$1.47
Diluted	$0.64	$0.56	$1.67	$1.44

Weighted average number of common shares outstanding:
Basic	36,744	36,069	36,600	36,388
Diluted	37,281	36,850	37,186	37,249

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$23,881	$20,156	$62,025	$51,639
Other comprehensive income (loss):
Reclassification of losses (gains) on investments, net of income tax of $(7), $5, $(7) and $108	12	(6)	12	(170)
Unrealized gains (losses) on investments, net of income tax of $11, $(5), $16 and $5	28	(8)	43	6
Unrealized gains on derivative financial instruments, net of income tax of $17, $28, $50 and $83	11	45	67	140
Comprehensive income	23,932	20,187	62,147	51,615
Less: Comprehensive loss attributable to noncontrolling interests	—	(302)	—	(2,011)
Comprehensive income attributable to Heartland	$23,932	$20,489	$62,147	$53,626

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$43,148	$70,793
Funds held for customers	180,458	176,492
Receivables, net	258,378	234,104
Investments	107	106
Inventory	10,279	12,048
Prepaid expenses	21,625	22,658
Current tax assets	749	15,082
Current deferred tax assets, net	12,311	9,308
Total current assets	527,055	540,591
Capitalized customer acquisition costs, net	83,192	73,107
Property and equipment, net	168,244	154,303
Goodwill	475,317	425,712
Intangible assets, net	197,254	192,553
Deposits and other assets, net	1,677	1,507
Total assets	$1,452,739	$1,387,773

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$49,266	$31,165
Accounts payable	58,576	58,460
Customer fund deposits	180,458	176,492
Processing liabilities	119,884	119,398
Current portion of accrued buyout liability	17,471	15,023
Current portion of borrowings	48,793	36,792
Current portion of unearned revenue	53,150	46,601
Accrued expenses and other liabilities	49,050	41,517
Total current liabilities	576,648	525,448
Deferred tax liabilities, net	59,057	45,804
Reserve for unrecognized tax benefits	8,630	7,315
Long-term borrowings	450,041	523,122
Long-term portion of accrued buyout liability	38,175	32,970
Long-term portion of unearned revenue	3,025	2,354
Total liabilities	1,135,576	1,137,013
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 36,752,588 and 36,344,921 shares issued and outstanding at September 30, 2015 and December 31, 2014	37	36
Additional paid-in capital	271,171	255,921
Accumulated other comprehensive loss	(8)	(130)
Retained earnings (accumulated deficit)	45,963	(5,067)
Total equity	317,163	250,760
Total liabilities and equity	$1,452,739	$1,387,773

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income	$62,025	$51,639
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	44,420	38,056
Other depreciation and amortization	46,283	33,516
Addition to loss reserves	2,528	3,000
Provision for doubtful receivables	4,991	3,010
Deferred taxes	3,611	8,361
Share-based compensation	14,140	10,936
Write off of fixed assets and other	1,223	(3,315)
Changes in operating assets and liabilities:
Increase in receivables	(27,594)	(11,339)
Decrease (increase) in inventory	1,896	(287)
Payment of signing bonuses, net	(33,855)	(27,647)
Increase in capitalized customer acquisition costs	(20,650)	(18,349)
Decrease (increase) in current tax assets	19,870	(2,957)
Decrease in prepaid expenses, deposits and other assets	1,190	29
Excess tax benefits on employee share-based compensation	(5,578)	(5,670)
Increase in reserve for unrecognized tax benefits	1,315	1,136
Increase in due to sponsor banks	18,101	22,074
Decrease in accounts payable	(1,443)	(12,509)
Increase (decrease) in unearned revenue	4,620	(2,414)
Decrease in accrued expenses and other liabilities	(2,809)	(12,304)
Decrease in processing liabilities	(2,076)	(29,016)
Payouts of accrued buyout liability	(12,861)	(9,621)
Increase in accrued buyout liability	20,514	15,199
Net cash provided by operating activities	139,861	51,528

Cash flows from investing activities
Purchase of investments	(1,546)	(31,017)
Sales of investments	—	17,215
Maturities of investments	1,800	—
Decrease in funds held for customers	42,055	18,849
Decrease in customer fund deposits	(42,309)	(5,064)
Acquisitions of businesses, net of cash acquired	(60,969)	(355,066)
Capital expenditures	(42,734)	(39,140)
Net cash used in investing activities	(103,703)	(394,223)

Cash flows from financing activities
Proceeds from borrowings, net	171,000	436,392
Principal payments on borrowings	(232,063)	(17,500)
Proceeds from exercise of stock options	2,677	4,482
Excess tax benefits on employee share-based compensation	5,578	5,670
Repurchases of common stock	—	(54,455)
Dividends paid on common stock	(10,995)	(9,249)
Net cash (used in) provided by financing activities	(63,803)	365,340

Net (decrease) increase in cash	(27,645)	22,645
Cash at beginning of year	70,793	71,932
Cash at end of period	$43,148	$94,577

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance, its performance relative to its competitors, as well as prospects for its future performance.

This press release contains non-GAAP financial measures. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and nine months ended September 30, 2015 and 2014 follows (in thousands except per share data):

Three Months Ended September 30, 2015	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$42,514	$5,121	$4,429	$52,064
Operating margin (a)	19.8%			24.3%
Net income attributable to Heartland	$23,881	$3,130	$2,707	$29,718
Diluted earnings per share	$0.64	$0.08	$0.07	$0.79
Diluted shares used in computing earnings per share	37,281			37,281

Three Months Ended September 30, 2014	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$30,411	$3,501	$3,394	$37,306
Operating margin (a)	18.0%			22.0%
Net income attributable to Heartland	$20,458	$2,213	$2,146	$24,817
Diluted earnings per share	$0.56	$0.06	$0.06	$0.68
Diluted shares used in computing earnings per share	36,850			36,850

Nine Months Ended September 30, 2015	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$110,704	$15,218	$14,140	$140,062
Operating margin (a)	18.2%			23.0%
Net income attributable to Heartland	$62,025	$9,301	$8,642	$79,968
Diluted earnings per share	$1.67	$0.25	$0.23	$2.15
Diluted shares used in computing earnings per share	37,186			37,186

Nine Months Ended September 30, 2014	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$86,704	$8,411	$10,936	$106,051
Operating margin (a)	17.9%			21.9%
Net income attributable to Heartland	$53,650	$5,038	$6,550	$65,238
Diluted earnings per share	$1.44	$0.14	$0.18	$1.76
Diluted shares used in computing earnings per share	37,249			37,249

(a) Operating margin is measured as Income from operations divided by Net revenue. Net revenue is defined as total revenues less interchange fees and dues, assessments and fees.